QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2004

POLAROID HOLDING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50661 (Commission File Number)	22-3856538 (I.R.S. employer identification number)
1265 Main Street Waltham, Massachusetts 02451 (Address of principal executive offices and zip code)
(781) 386-2000 (Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

        On April 23, 2004, Primary PDC, Inc. (f/k/a Polaroid Corporation and referred to herein as "Primary PDC") issued a press release announcing that it had commenced the distribution of 8,648,668 shares of Common Stock and 62,696 shares of Preferred Stock of Polaroid Holding Company (the "Company") to unsecured creditors of Primary PDC and its Subsidiaries pursuant to of the Third Amended Joint Plan of Reorganization of Primary PDC, Inc. The Company requested American Stock Transfer & Trust Company, its Transfer Agent, and The Depository Trust Company to take the actions necessary to comply with this request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAROID HOLDING COMPANY
Dated: April 26, 2004	By:	/s/ IRA H. PARKER Ira H. Parker Vice President and Chief Legal Officer

QuickLinks

SIGNATURES